EXHIBIT 99.1

Press Release

For More Information Contact:
John H. Howland
President & Chief Operating Officer
Stephen V. Ciancarelli
Senior Vice President & Chief Financial Officer
(203) 782-1100

Southern Connecticut Bancorp Receives Preliminary Capital Purchase Program Approval

New Haven, Connecticut, January 7, 2009 -- Southern Connecticut Bancorp, Inc. (the "Company") (NYSE:SSE), the parent company of The Bank of Southern Connecticut, today announced that it has received preliminary approval of its application to participate in the Capital Purchase Program established by the United States Department of the Treasury under the Emergency Economic Stabilization Act.

 “The Bank of Southern Connecticut enjoys a strong capital position,” said John H. Howland, President and Chief Operating Officer.  “While we are pleased to be in the position to obtain this capital through the Capital Purchase Program, we are still assessing whether it is in the best interests of our shareholders.”

Currently, the Company’s capital levels are well in excess of the regulatory required amount of capital for both Southern Connecticut Bancorp, Inc. and The Bank of Southern Connecticut to be considered well capitalized. While participation in the capital purchase program is entirely voluntary, there are restrictions and costs associated with that participation. The Company is in the process of evaluating its capital position and strategic objectives to make the final determination as to whether or not it will accept this proposal.

Under the program, the Company will be able to issue up to $3,282,000 of preferred stock and warrants convertible into an amount of Company common stock equivalent in value to 15 percent of the capital stock issued to the Treasury.

The non-voting senior preferred shares to be issued to the Treasury will pay a dividend of 5% annually for the first five years after issuance and 9% annually after the fifth year, if they are not redeemed. Participation in the program is subject to the Treasury Department's standard terms and conditions, and the sale of preferred shares and warrants is subject to the completion and review of necessary documentation.

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About Southern Connecticut Bancorp, Inc.

Southern Connecticut Bancorp, Inc. is a commercial bank holding company dedicated to serving the banking needs of businesses located in the greater New Haven area.  Southern Connecticut Bancorp owns 100% of The Bank of Southern Connecticut, headquartered in New Haven Connecticut.  The Bank of Southern Connecticut is a provider of commercial banking services to a client base of small to midsized companies with annual sales typically ranging from $1,000,000 to $30,000,000.  The Bank’s services include a wide range of deposit, loan and other basic commercial banking products along with a variety of consumer banking products.  The Bank currently operates four branches, two in New Haven, Connecticut, one in Branford, Connecticut and one in North Haven, Connecticut.

Certain statements contained in this release and in other written materials and statements we may issue, including without limitation statements containing the word “believes”, “anticipates”, “intends”, “expects”, “estimates”, “could”, “would”, “will”, or words of similar import, constitute forward-looking statements within the meaning of the federal securities laws.

Such forward-looking statements involve risks, uncertainties and other factors that may cause our actual future results, performance or achievements to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others, a limited operating history and volatility of earnings, our dependence on our executive management and Board of Directors, our business concentration in small to midsized businesses in the New Haven, Connecticut area, as well as changes in our business, competitive market and regulatory conditions and strategies. Additional information concerning factors that could impact forward-looking statements can be found in the company’s periodic public filings with the Securities and Exchange Commission.  Given these uncertainties, readers are cautioned not to place any undue reliance on such forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements to reflect facts, assumptions, circumstances or events that occur after the date on which such forward-looking statements were made.